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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Carmike Cinemas, Inc. for the registration of 4,982,279 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 2003, with respect to the consolidated financial statements and schedule of Carmike Cinemas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Atlanta, Georgia
July 21, 2004